FOR IMMEDIATE RELEASE

Contacts:    NETRIX: Peter Kendrick/Tony Morris,
             NETRIX Corporation (703) 742-6000
OpenROUTE:   Henry Barber/Richard Sterry,
             OpenROUTE Networks (508) 898-2800
Investors:   Rich Schineller/Victor Shalom,
             Morgen-Walke Associates (212) 850-5600
Press:       Jennifer Gery, Morgen-Walke Associates (212) 850-5733

               NETRIX AND OPENROUTE NETWORKS SIGN DEFINITIVE
                         AGREEMENT TO MERGE

Herndon, VA and Westboro, MA  September 30, 1999  NETRIX Corporation (NASDAQ:
NTRX), a leader in Internet telephony technology, and OpenROUTE Networks, Inc. (NASDAQ: OPEN), a leading provider of Internet access and solutions for Internet Service Providers (ISPs), telcos, CLECs, and enterprises, today announced that they have signed a definitive agreement to combine the two companies.

The transaction has been approved by the Boards of Directors of both companies, but is still subject to normal conditions of closing, stockholder approval of both companies and the required regulatory approvals. Under terms of the agreement, NETRIX shareholders will retain their shares, and each share of OpenROUTE common stock will be exchanged for one share of NETRIX common stock.

"I am pleased to have achieved this milestone," stated Steve Francesco, NETRIX's Chairman and Chief Executive Officer. "We can now aggressively move forward toward closing the deal and bringing the truly state-of-the-art solutions to the marketplace. We fully intend to be offering products based upon our combined technologies by year end."

Bryan Holley, OpenROUTE's President and Chief Executive Officer commented, "I am very happy that the definitive agreement has been unanimously approved by both Boards. We can now focus on the integration and implementation elements that will enable us as a viable player in the converged voice and data marketplace. This will enable us to hit the ground running by the merger closing date."

NETRIX provides voice and data networking products designed to deliver multi-service networks for the transport of voice and data. NETRIX customers include multi-national corporations, emerging service providers, and government agencies in over 60 countries worldwide. OpenROUTE designs and manufactures products that connect corporate office to the Internet. OpenROUTE customers and partners include first-tier ISPs such as PSInet, UUNET/WorldCom, MCI/Worldcom, UltraNet/RCN and iCi/WinStar, as well as organizations like AT&T, Ameritech and the U.S. Navy.

The merger represents a major development in the Internet telephony industry through the melding of key product and market competencies from both companies. NETRIX's world-class Voice over Internet Packet and Internet telephony solutions combined with OpenROUTE's security, firewall, Virtual

Private Network and enhanced IP performance products and services will allow the merged organization to offer a full range of scalable products delivering infrastructure-independent virtual private voice and data networks.


About NETRIX
------------

NETRIX Corporation is a leading worldwide provider of voice and data networking products. NETRIX products are designed to deliver multi-service networks for the transport of voice and data to enable its customers to provide a wide variety of voice and data services. Combining patented, switched, compressed voice technology and advanced networking capabilities, NETRIX delivers networking solutions that improve network performance and deliver an array of tarrifable network services. NETRIX's customers include multi-national corporations, emerging service providers, and government agencies in over 60 countries worldwide. Corporate headquarters are located at 13595 Dulles Technology Drive, Herndon, Virginia 20171. Phone: (703) 742-6000 or 800/949-2737; Fax: 703/742-4048; Internet: <http://www.netrix.com/>

About OpenROUTE Networks
------------------------
Founded in 1972, OpenROUTE developed the first multiprotocol router in 1985. Today, OpenROUTE software powers more than 200,000 routers worldwide, and has been licensed by IBM, Motorola, Ascend, and many other leading vendors. For further information, contact OpenROUTE Networks, Inc., Westboro, Massachusetts at 800/545-7464 or Internet: <http://www.openroute.com/>.

Safe Harbor: This release contains forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by NETRIX and OpenROUTE with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, competition, ability to secure protection for proprietary products and other intellectual property, rapid technological and market change, failure to complete planned products on schedule and on budget, financial risk management and future growth subject to risks, the companies' ability to achieve Year 2000 compliance, adverse changes in the regulatory or legislative environment, and failure to close the merger timely or at all. The companies undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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